Exhibit 107
Calculation of Filing Fee Tables
424B5
(Form Type)
Ichor Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(r)(1)	3,833,334	$37.50(2)	$143,750,025
	Total Offering Amounts					$143,750,025	$0.00014760	$21,217.50
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$21,217.50
(1)The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on August 9, 2023 (Registration No. 333-273825) (the “Registration Statement”) paid with the filing of this prospectus supplement. This “Calculation of Filing Fee Table” shall be deemed to update the “Filing Fee Table” table in the Registration Statement.
(2)Publicly communicated offering price.